UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2014

ORACO RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54472	27-2300414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

189 Brookview Drive, Rochester, NY		14617
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (585) 458-7620

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2014, Bradley C. Rosen, resigned from his positions of President and Chief Executive Officer of Oraco Resources, Inc. (the “Company”). This resignation was based upon health and medical reasons. The resignation was accepted and became effective immediately.

Thereafter, on November 21, 2014, Gregory L. Shockey was appointed by the Board of Directors to the offices of President and Chief Executive Officer of the Company. These appointments became effective immediately.

Shortly thereafter, on November 21, 2014, the Board of Directors passed a Resolution whereby Mr. Shockey was appointed as a Member of the Board of Directors, effective immediately upon the passage thereof.

Following the appointment of Mr. Shockey to the Board of Directors, on November 21, 2014, Bradley C. Rosen did resign from the Board of Directors of Oraco Resources, Inc., effective immediately upon the tender of his notice thereof. The resignation was based upon medical and health reasons. Mr. Rosen did not resign pursuant to any disagreement with the Company.

Mr. Shockey is 44 years old. Since April 2013 he has been self-employed. From January 2011 until March 2013, Mr. Shockey was a strategic planner for Stentorian Asset Management LLC, a market analysis firm. From 2008 until December 2010, Mr. Shockey was an independent consultant for Platinum Planning Group Inc., a strategic debt advisor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACO RESOURCES, INC.

Date: November 28, 2014	By:	/s/ Gregory L. Shockey
Gregory L. Shockey
President